                                                                   Exhibit 99.1


        RETAIL VENTURES, INC. REPORTS FOURTH QUARTER PROFITS AND YEAR END
                                OPERATING RESULTS

Columbus, Ohio, March 31, 2004 /PRNewswire/ -- Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter ended January 31, 2004.

QUARTER ENDED JANUARY 31, 2004, COMPARED TO THE PREVIOUS YEAR'S QUARTER ENDED FEBRUARY 1, 2003:

     o Net sales for the thirteen-week period ended January 31, 2004 increased $41.7 million to $720.4 million from $678.8 million for the quarter ended February 1, 2003, a 6.1% increase over the prior year's thirteen-week period. The company's comparable store sales for the thirteen-week period increased 2.0% when compared to the same period last year.

     o Operating profit for the quarter increased 45.0% over the prior year's quarter to $27.2 million from $18.7 million.

     o The net income for the quarter was $11.5 million, or $0.25 per share on a diluted basis, compared to net income of $5.3 million, or $0.12 per share on a diluted basis last year.

FISCAL YEAR ENDED JANUARY 31, 2004, COMPARED TO THE FISCAL YEAR
ENDED FEBRUARY 1, 2003:

     o Sales for the fiscal year ended January 31, 2004 were $2.6 billion compared to $2.5 billion for the fiscal year ended February 1, 2003. Total sales increased $143.5 million, or 5.9% compared to the corresponding period last year. The company's same store sales increased 1.2% for the fiscal year.

     o Operating profit for the year was $28.4 million compared to a $30.6 million operating profit for the prior year.

     o Net loss for the year ended January 31, 2004 was $4.4 million, or $0.13 per share on a diluted basis, compared to a net loss of $3.7 million, or $0.11 per share on a diluted basis for the prior year including the effect of the accounting change.

     At 8:00 a.m. EST, on April 1, 2004, the Company's management team will host a conference call to review the financial results. The conference call will be simultaneously broadcast over the Internet at www.retailventuresinc.com. A replay will be available from 6:00 p.m. EST April 1, 2004 through May 1, 2004. To listen to the replay, dial 1-800-839-0860 and reference confirmation code number 1249.

Retail Ventures, Inc., headquartered in Columbus, Ohio, is a leading off-price retailer with stores in 30 states in the Midwest, Northeast and Southeast and the District of Columbia. It currently operates 116 Value City Department Stores, 21 Filene's Basement Stores and 142 DSW stores.

SOURCE: Retail Ventures, Inc.

Contact: Jim McGrady, Chief Financial Officer - (614) 478-2208

                              RETAIL VENTURES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (Unaudited)

                                                       January 31,       February 1,
                                                              2004              2003
                                                              ----              ----
ASSETS
Cash and equivalents                                      $ 14,226          $ 11,059
Accounts receivable, net                                     8,969            10,666
Receivables from related parties                               137               933
Inventories                                                420,338           389,825
Prepaid expenses and other assets                           10,651            19,354
Deferred income taxes                                       44,933            51,317
------------------------------------------------------------------------------------
Total current assets                                       499,254           483,154
------------------------------------------------------------------------------------

Property and equipment, net                                251,818           233,452

Goodwill                                                    37,619            37,619
Tradenames and other intangibles, net                       43,638            47,583
Other assets                                                31,616            29,991
------------------------------------------------------------------------------------
Total Assets                                              $863,945          $831,799
------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                          $147,771          $160,809
Accounts payable to related parties                          3,335             4,228
Accrued expenses                                           112,550           135,918
Current maturities of long-term obligations                    741               809
------------------------------------------------------------------------------------
Total current liabilities                                  264,397           301,764
------------------------------------------------------------------------------------

Long-term obligations, net of current maturities           326,940           264,664
Other noncurrent liabilities                                55,841            44,207

Shareholders' equity                                       216,767           221,164
------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                $863,945          $831,799
------------------------------------------------------------------------------------

                              RETAIL VENTURES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (Unaudited)

                                                         Thirteen Weeks Ended                      Fifty-two Weeks Ended
                                                   --------------------------------          --------------------------------
                                                   January 31,          February 1,          January 31,          February 1,
                                                          2004                 2003                 2004                 2003
                                                   -----------          -----------          -----------          -----------
Net sales, excluding sales
     of licensed departments                       $   720,441          $   678,755          $ 2,594,206          $ 2,450,719
Cost of sales                                          433,923              422,520            1,593,214            1,514,629
-------------------------------------------------------------------------------------------------------------------------------
Gross profit                                           286,518              256,235            1,000,992              936,090
Selling, general and
     administrative expenses                           260,710              239,057              978,201              912,912
License fees and other
     operating income                                    1,364                1,555                5,610                7,405
-------------------------------------------------------------------------------------------------------------------------------
Operating profit                                        27,172               18,733               28,401               30,583
Interest expense, net                                    8,317                9,527               34,565               32,493
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) before (provision) benefit
     for income taxes and cumulative
     effect of accounting change                        18,855                9,206               (6,164)              (1,910)
(Provision) benefit for income taxes                    (7,381)              (3,874)               1,718                  325
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) before cumulative effect of
     accounting change                                  11,474                5,332               (4,446)              (1,585)
Cumulative effect of accounting change,
     net of income taxes                                  --                   --                   --                 (2,080)
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                  $    11,474          $     5,332          $    (4,446)         $    (3,665)
-------------------------------------------------------------------------------------------------------------------------------

Shares used in per share calculations:
    Basic                                               33,799               33,705               33,753               33,665
    Diluted                                             52,173               50,372               33,753               33,665

Basic earnings (loss) per share:
Income (loss) before cumulative effect of
     accounting change                             $      0.34          $      0.16          $     (0.13)         $     (0.05)
Cumulative effect of accounting change, net
     of income taxes                                      --                   --                   --                  (0.06)
-------------------------------------------------------------------------------------------------------------------------------
Basic earnings (loss) per share                    $      0.34          $      0.16          $     (0.13)         $     (0.11)
-------------------------------------------------------------------------------------------------------------------------------

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of
     accounting change                             $      0.25          $      0.12          $     (0.13)         $     (0.05)
Cumulative effect of accounting change, net
     of income taxes                                      --                   --                   --                  (0.06)
-------------------------------------------------------------------------------------------------------------------------------
Diluted earnings (loss) per share                  $      0.25          $      0.12          $     (0.13)         $     (0.11)
-------------------------------------------------------------------------------------------------------------------------------

Same store sales:
     Value City Department Stores                         (1.3)%               (5.7)%               (0.7)%               (5.1)%
     DSW Shoe Warehouse                                   11.0                 (1.5)                 5.6                 (0.1)
     Filene's Basement                                     8.1                 (4.1)                 2.6                  0.3
-------------------------------------------------------------------------------------------------------------------------------
Total                                                      2.0%                (4.8)%                1.2%                (3.5)%
-------------------------------------------------------------------------------------------------------------------------------

Store count at end of period:
     Value City Department Stores                                                                    116                  116
     DSW Shoe Warehouse                                                                              142                  126
     Filene's Basement                                                                                21                   20
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                279                  262
-------------------------------------------------------------------------------------------------------------------------------

SOURCE: Retail Ventures, Inc.